Exhibit 99.1

FuelCell Energy Extends Term of Agreement with ExxonMobil for Development and Deployment of Carbon Capture Technology

DANBURY, CT, May 5, – FuelCell Energy, Inc. (Nasdaq: FCEL) -- a global leader in manufacturing stationary fuel cell energy platforms for decarbonizing power, and producing hydrogen to enable a world empowered by clean energy – today announced that it has extended the term of its joint development agreement with ExxonMobil Technology and Engineering Company through December 31, 2022. The agreement will enable the companies to continue working to advance fuel cell carbon capture and storage technology closer to commercialization and to explore market applications with a focus on three areas:

1) Continue technology development to enhance understanding of fuel cell operating envelope for various carbon capture applications.

2)  Complete technology readiness in support of a potential deployment of the technology in a fuel cell module demonstration for capturing carbon at an ExxonMobil facility.

3) Conduct a joint market study to define application opportunities, commercialization strategies, and identify partners for potential demonstration for industrial carbon capture applications.

“Extending the scope of our long-standing agreement is evidence of ExxonMobil and FuelCell Energy’s joint desire to accelerate commercial deployment of differentiated fuel cell carbon capture technology,” said Jason Few, CEO of FuelCell Energy. “We are excited to build on the recent achievement of a key technical milestone as we advance toward the goals of a carbon capture demonstration and, ultimately, full scale deployment. We believe carbon capture is an essential requirement toward achieving global climate objectives.”

“We are extending our agreement with FuelCell Energy to continue joint development of a novel technology that may accelerate deployment of carbon capture in industrial sectors,” said Prasanna Joshi, Vice President of ExxonMobil Technology and Engineering Company.  “Carbonate fuel cell technology is part of our lower-emissions research and development portfolio as we look to identify commercially scalable technologies that can help reduce greenhouse gas emissions from vital sectors of the economy in support of a net-zero future.”

About FuelCell Energy

FuelCell Energy, Inc. (NASDAQ: FCEL): FuelCell Energy is a global leader in sustainable clean energy technologies that address some of the world’s most critical challenges around energy, safety and global urbanization. As a leading global manufacturer of proprietary fuel cell technology platforms, FuelCell Energy is uniquely positioned to serve customers worldwide with sustainable products and solutions for businesses, utilities, governments and municipalities. Our solutions are designed to enable a world empowered by clean energy, enhancing the quality of life for people around the globe. We target large-scale power users with our megawatt-class installations globally, and currently offer sub-megawatt solutions for smaller power consumers in Europe. To provide a frame of reference, one megawatt is adequate to continually power approximately 1,000 average sized U.S. homes. We develop turn-key distributed power generation solutions and operate and provide comprehensive service for the life of the power plant. Our fuel cell solution is a clean, efficient alternative to traditional combustion-based power generation, and is complementary to an energy mix consisting of intermittent sources of energy, such as solar and wind turbines. Our customer base includes utility companies, municipalities, universities, hospitals, government entities/military bases and a variety of industrial and commercial enterprises. Our leading geographic markets are currently the United States and South Korea, and we are pursuing opportunities in other countries around the world. FuelCell Energy, based in Connecticut, was founded in 1969.

SureSource, SureSource 1500, SureSource 3000, SureSource 4000, SureSource Recovery, SureSource Capture, SureSource Hydrogen, SureSource Storage, SureSource Service, SureSource Treatment, SureSource Capital, FuelCell Energy, and FuelCell Energy logo are all trademarks of FuelCell Energy, Inc.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding future events or the Company’s future performance that involve certain contingencies and uncertainties. The forward-looking statements include, without limitation, the Company’s plans and expectations regarding the continuing development and commercialization of its carbon capture technology. These forward-looking statements are not guarantees of future performance, and all forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, the risks set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021. The forward-looking statements contained herein speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement contained herein to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.